UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Solera Holdings, Inc. is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibits 99.1 and 99.2 to this report. Exhibit 99.1 sets forth certain unaudited pro forma condensed combined financial data based on Solera Holdings, Inc.’s and Explore Information Services, LLC’s audited and unaudited historical consolidated and combined financial statements, adjusted to illustrate the pro forma effect of certain proposed transactions by Solera Holdings, Inc. and its subsidiaries and operational factors affecting Solera Holdings, Inc.’s business and other information. Exhibit 99.2 sets forth Explore Information Services, LLC’s financial information. Some of the information included in Exhibits 99.1 and 99.2 to this report has not previously been reported to the public.

The information, including Exhibits 99.1 and 99.2, furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing. By filing this Current Report on Form 8-K and furnishing this information, Solera Holdings, Inc. makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ Jason Brady
Date: June 7, 2011	Name: Jason Brady
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Data and operational factors affecting Solera Holdings, Inc.’s business and other information.

99.2	Explore Information Services, LLC financial information.